UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The PNC Financial Services Group, Inc.	PNC Capital Trust E
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Pennsylvania	Delaware
(State or other jurisdiction of incorporation or organization of registrant)	(State or other jurisdiction of incorporation or organization of registrant)

25-1435979	25-6576728
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2072	c/o The PNC Financial Services Group, Inc One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2072
(Address of principal executive offices)	(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-139913 and 333-139913-04

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7 3/4% Trust Preferred Securities (and guarantees related thereto)	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities registered hereby consists of (a) the 7 3/4% Trust Preferred Securities (the “Trust Preferred Securities”) representing preferred undivided beneficial interests in the assets of PNC Capital Trust E, a statutory trust formed under the laws of the State of Delaware (the “Trust”), and (b) the guarantee with respect thereto issued by The PNC Financial Services Group, Inc. (the “Guarantee”).

For a description of the Trust Preferred Securities and the Guarantee, reference is made to the information set forth under the sections “Description of Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee” and “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee” in the final prospectus supplement dated February 6, 2008, filed with the Securities and Exchange Commission on February 7, 2008, pursuant to Rule 424(b), (the “Final Prospectus”) in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-139913 and 333-139913-04) of The PNC Financial Services Group, Inc. and PNC Capital Trust E, filed on January 11, 2007 (the “Registration Statement”). The above mentioned descriptions are incorporated herein by reference.

Item 2.	Exhibits.

4.1.	Amended and Restated Certificate of Trust of PNC Capital Trust E, dated as of January 9, 2007 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of The PNC Financial Services Group, Inc. and PNC Capital Trust E (Nos. 333-139913 and 333-139913-04)).

4.2.	First Amended and Restated Declaration of Trust of PNC Capital Trust E, dated as of January 9, 2007 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on February 13, 2008).

4.3.	Second Amended and Restated Declaration of Trust of PNC Capital Trust E, dated as of February 13, 2008 (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008).

4.4.	Amended and Restated Indenture, dated as of February 13, 2008 between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008).

4.5.	First Supplemental Indenture, dated as of February 13, 2008 between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008).

4.6.	Guarantee Agreement with respect to the Trust Preferred Securities, dated as of February 13, 2008 (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008).

4.7.	Form of Trust Preferred Security (included in Exhibit 4.3 above).

4.8.	Form of Junior Subordinated Note (included in Exhibit 4.5 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 13, 2008	The PNC Financial Services Group, Inc.

	By:	/s/ Mitchell D. Roberts
	Name:	Mitchell D. Roberts
	Title:	Vice President

PNC Capital Trust E

	By:	/s/ Lisa Marie Kovac
	Name:	Lisa Marie Kovac
	Title:	Administrative Trustee

EXHIBIT INDEX

Number	Description	Method of Filing
4.1	Amended And Restated Certificate of Trust of PNC Capital Trust E, dated as of January 9, 2007.	Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of The PNC Financial Services Group, Inc. and PNC Capital Trust E (Nos. 333-139913 and 333-139913-04).

4.2	First Amended and Restated Declaration of Trust of PNC Capital Trust E, dated as of January 9, 2007.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on February 13, 2008.

4.3	Second Amended and Restated Declaration of Trust of PNC Capital Trust E, dated as of February 13, 2008.	Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008.

4.4	Amended and Restated Indenture, dated as of February 13, 2008 between the Company and The Bank of New York, as Trustee.	Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008.

4.5	First Supplemental Indenture, dated as of February 13, 2008 between the Company and The Bank of New York, as Trustee.	Incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008.

4.6	Guarantee Agreement with respect to the Trust Preferred Securities, dated as of February 13, 2008.	Incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed on February 13, 2008.

4.7	Form of Trust Preferred Security.	Included in Exhibit 4.3 above.

4.8	Form of Junior Subordinated Note.	Included in Exhibit 4.5 above.